ARTICLES OF INCORPORATION

One: Name and domicile of the corporation

The corporation bears the name of
Look International Model-Management Gesellschaft m.b.H.
The corporation's domicile is Vienna.
Branch offices may be established domestically and abroad.

Two: Purpose of the enterprise

The purpose of the enterprise is the implementation and management of events and promotions of all kinds, primarily in the area [illegible] advertising, media and lifestyle, as well as advertising consulting and advertising [illegible].

Three: Capital stock and capital contribution

The  corporation's   capital  stock  is  S  500,000.00  (five  hundred  thousand schillings) and is fully paid-in in cash.

Four: Term and fiscal year of the corporation

a)    The corporation is established for an indefinite term.

b) The balance sheet closing date for the annual financial statements shall be December thirty-first.

Five: Management and representation

a)    The corporation shall have one or more general managers;

b)    Representation   by   means   of   Prokuristen   [holders   of   statutory
      representative   authority]  with  individual  and  joint   representative
      authority shall be permissible;

c) If multiple general managers or Gesamtprokuristen [holders of jointly exercisable statutory representative authority] are appointed, the general shareholders' meeting shall determine the scope of the representative authority.

Six: General shareholders' meeting

The corporation's resolutions shall be adopted at the general shareholders' meeting or by means of votes via written channels in accordance with Section thirty-four of the Act on Limited Liability Corporations. Each S 1,000.00 (one thousand schillings) of the nominal amount of a subscribed capital contribution shall be entitled to one vote, but each shareholder must have at least one vote.

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The calling of the general  shareholders'  meeting, as well as the corporation's
announcements,   must  take  place  by  means  of   registered   letter  to  the
shareholders. A period of at least eight days must exist between the date of mailing and the date of the general shareholders' meeting. In the event that a quorum is not present at a general shareholders' meeting, a new general shareholders' meeting shall be called in compliance with a notice period of eight days; said new meeting shall be restricted to the subject matter of the original general shareholders' meeting, and a quorum shall be deemed to be present regardless of the amount of the capital stock represented.

The resolutions of the general shareholders' meeting shall be adopted by simple majority of the votes cast, unless the statute or articles of incorporation mandatorily prescribe a greater majority.

Seven: Annual financial statements

The annual financial statements, including the income statement, for a completed fiscal year shall be prepared by management within five months and sent to each shareholder without delay. The general shareholders' meeting shall decide on the appropriation of the net profit.

Eight: Disposition of shares

The shares shall be divisible and transferable; the transfer of shares in whole or in part to, as well as pledging for the benefit of, persons who are not already shareholders shall be invalid unless approved by means of shareholder resolution.

Nine: Universal legal succession

The shares may be freely transferred exclusively to statutory heirs; if parties other than the statutory heirs are called to the estate, the share which is the subject matter of the estate shall, at the request of one of the other shareholders, be transferred on a paid basis to the shareholder or shareholders willing to subscribe according to the ratio of their shares.

Ten: Termination of the corporation

a) The corporation may be terminated by each shareholder by registered letter to all fellow shareholders and the corporation upon compliance with a six-month termination notice period effective December thirty-first of each year.

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      The date of mailing  shall  govern for  purposes  of  compliance  with the termination notice period.

b) Termination shall not result in the dissolution of the corporation if a shareholder, which has not terminated, requests continuation of the corporation within three months of the mailing of the termination notice sent to said shareholder and makes said request by means of registered letter to the fellow shareholders and the corporation. The date of mailing shall govern for purposes of compliance with this time period. The shareholder or shareholders which are willing to continue shall subscribe, according to the ratio of the capital contributions, to the share of the terminating shareholder and the shareholders not willing to continue. In such a case, the terminating shareholder and the shareholders not willing to continue shall be obligated to assign their share to the shareholders willing to continue in exchange for a payment which shall be calculated in accordance with the valuation provision of the articles of incorporation.

Eleven: Valuation of shares

a) The valuation of shares shall be carried out according to the respective current expert opinion by the Chamber of Certified Public Accountants (Business Administration Guidelines for the Determination of the Value of Enterprises - Specialized Senate for Business Administration and Organization).

b) The valuation closing date shall be the termination [illegible] in the case of termination and the date of death in the case of devolution of succession.

Twelve: Dissolution of the corporation

The dissolution of the corporation shall require a unanimous resolution of the general shareholders' meeting.

Thirteen: Deliveries

The substantial declarations of intent and knowledge which the corporation makes to the shareholders, the shareholders make to the corporation or the shareholders make to one another shall be sent by means of registered mail to the addresses found in the Commercial Register document.

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Vienna, [blank date]
(v/lookgesv/a)
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     [SEAL]                                                [STAMP]
 Dr. Karl Freund                                  Announced on FEB. 22, 1996
  Notary public                                     and posted under B.R.P.
  Vienna-Neubau                                            325333
[illegible stamps]                           Tax Office for Fees and Transaction
                                                       Taxes in Vienna

                                                                       /s/ Rauch

Reference number: 6109                      OFFICIAL COPY

                                NOTARIAL DOCUMENT

Before me, Doctor Andreas Klein, acting in the capacity of appointed substitute of the vacant Vienna-Neubau II notarial office, Kirchengasse 24, 1070 Vienna, the competent gentlemen listed below appeared today at the office of Doctor Georg Kahlig, attorney at law, Siebensterngasse 42, 1070 Vienna, where I had gone pursuant to a request:

a) Mr. Wolfgang Schwarz, born on July 8 (eighth), 1950 (nineteen fifty), businessman, Passauerplatz 1, 1010 Vienna, who identified himself to me by presenting his Austrian driver's license no. 0553613/83, issued by the Vienna Federal Police Directorate on December 7 (seventh), 1983 (nineteen eighty-three);

b) Doctor Georg Kahlig, born on September 17 (seventeenth), 1951 (nineteen fifty-one), attorney at law, Siebensterngasse 42, 1070 Vienna, known to me personally, and did deliver to me for notarial recording the assignment contract dated February 20 (twentieth), 1996 (nineteen ninety-six), which had been signed by them today, and simultaneously acknowledged that they had personally signed this document.

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In accordance with ss. 54 (Section  fifty-four) of the Austrian Notarial Code, I thereupon reviewed and signed this private document and attached it as an integrated component of this notarial document.

Any desired number of official copies of this notarial document may be given to the corporation and its current and future shareholders at the requesting party's expense.

This notarial document was recorded in this regard, read aloud in full to the persons appearing, approved by them as having fully corresponded to their intent and then signed before me, the substitute notary.

Vienna, February twentieth, nineteen ninety-six (2/20/96)

signed Wolfgang Schwarz
signed Dr. Georg Kahlig

signed Andreas Klein; Andreas Klein acting in the capacity of appointed substitute of the vacant notarial office in Vienna-Neubau II L.S. (Dr. Karl Freund, notary public, Vienna-Neubau).

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Therefore,  no period  delineation of profit shall take place on the occasion of the assignment of the share.

Six: The transaction taxes, fees and costs associated with this transfer contract shall be charged to the corporation.

Seven: Any number of official copies, certified copies and uncertified copies of this notarial document may be given to the respective shareholders, general managers, liquidators and the corporation itself.

Vienna, 2/20/96 (February twentieth, nineteen ninety-six)

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/s/ Wolfgang Schwarz                         /s/ [ILLEGIBLE]

Reviewed and signed in accordance
with ss. 54 of the Notarial Code.

          /s/ Andreas Klein
          Dr. Andreas KLEIN

  in the capacity of the appointed
      substitute of the vacant
  Vienna-Neubau II notarial office
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